Consent of Independent Accountants

We hereby consent to the incorporation by reference, in Amendment No. 10 to the Registration Statement on Form N-1A of Standish, Ayer & Wood Master Portfolio, of our reports dated February 18, 2000, on our audits of the financial statements and supplemental data of the Standish Fixed Income Portfolio, Standish Diversified Income Portfolio, Standish Global Fixed Income Portfolio and Standish Short Term Asset Reserve Portfolio, which reports are included in the Annual Reports to the Shareholders for the periods stated therein.


PricewaterhouseCoopers LLP